AGREEMENT AND PLAN OF MERGER,

DATED AS OF NOVEMBER 27, 2013,

by and among

KOFFEE KORNER INC., a Delaware corporation,

CARDAX ACQUISITION, Inc., a Delaware corporation,

Cardax Pharmaceuticals, Inc., a Delaware corporation,

and

CARDAX PHARMA, INC., a Delaware corporation

Annex A	Defined Terms

Exhibit I	Form of each PubCo Warrant
Exhibit II	Effective Time PubCo Charter
Exhibit III	Effective Time PubCo Bylaws
Exhibit IV	PubCo Option Plan

AGREEMENT AND PLAN OF MERGER, dated as of November 27, 2013 (this “Agreement”), by and among KOFFEE KORNER, INC., a Delaware corporation (“PubCo”), CARDAX ACQUISITION, INC., a Delaware corporation and a wholly-owned subsidiary of PubCo (“PubCo Sub”), CARDAX PHARMACEUTICALS, INC., a Delaware corporation (“Holdings”), and CARDAX PHARMA, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings (“Pharma”).

INTRODUCTION

Pursuant hereto, and subject to the terms hereof, the parties hereto intend that PubCo Sub shall merge (the “Merger”) with and into Pharma pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”). Certain capitalized terms that are used in this Agreement shall have the respective meanings ascribed thereto as set forth in Annex A.

I.             SURVIVING CORPORATION

Section 1.01             Name of Surviving Corporation. The corporation which shall survive the Merger (the “Surviving Entity”) contemplated hereby is Pharma.

Section 1.02             Certificate of Incorporation and By-laws. The certificate of incorporation and the by-laws of Pharma shall continue and be the certificate of incorporation and bylaws of the Surviving Entity.

Section 1.03             Board of Directors and Officers.

(a)             The officers and directors of PubCo Sub immediately prior to the Effective Time shall resign or be removed from such position effective at the Effective Time.

(b)             The directors and officers of Pharma immediately prior to the Effective Time shall be the directors and officers of the Surviving Entity at the Effective Time.

II.             STATUS AND CONVERSION OF SECURITIES

Section 2.01             Stock of Pharma.

(a)             The shares of common stock, par value $0.01 per share, of Pharma (“Pharma Common Stock”) outstanding at the Effective Time shall be converted into and exchanged for an aggregate of 33,000,000 shares (“Merger Shares”) of common stock, par value $0.001 per share, of PubCo (“PubCo Common Stock”), except that shares of Pharma Common Stock held in Pharma’s treasury or owned by Pharma at the Effective Time shall be cancelled. The ratio of Merger Shares to the number of shares of issued and outstanding Pharma Common Stock (giving effect to the cancellation referenced in the immediately preceding sentence) is referred to hereinafter as the “Exchange Ratio”.

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(b)             Subject to the provisions of this Section 2.01(b), after the Effective Time, each holder of an outstanding certificate or certificates (the “Old Certificates”) theretofore representing shares of Pharma Common Stock, upon surrender thereof to the stock transfer agent of PubCo (the “Exchange Agent”), shall be entitled to receive in exchange therefor a certificate or certificates (the “New Certificates”), which PubCo agrees to make available to the Exchange Agent as soon as practicable after the Effective Time, representing the number of whole shares of PubCo Common Stock into and for which the shares of Pharma Common Stock theretofore represented by such surrendered Old Certificates have been converted and exchanged. No certificates for fractional shares of PubCo Common Stock will be issued, no PubCo stock split or dividend shall relate to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any rights of a stockholder of PubCo. In lieu of the issuance or recognition of fractional shares of PubCo Common Stock or interests or rights therein, the Exchange Agent shall pay (subject to the last sentence of this Section 2.01(b)) to each holder of an Old Certificate, upon the surrender thereof as aforesaid, an amount in cash equal to the fair market value of any fractional share of PubCo Common Stock to which such holder would be entitled but for this Section 2.01(b), without interest. For purposes of such payment, the fair market value of any fractional share of Pharma Common Stock shall be determined on the basis of each full share of Pharma Common Stock being equal to the Exchange Ratio multiplied by $0.625 (the “Effective Price Per Share”). Until surrendered and exchanged, each Old Certificate shall after the Effective Time be deemed for all corporate purposes, other than the payment of dividends or liquidating or other distributions, if any, to holders of record of Pharma Common Stock, to represent only the right to receive the number of whole shares of PubCo Common Stock into and for which the shares of Pharma Common Stock theretofore represented by such Old Certificate shall have been converted. No dividend or liquidating or other distribution, if any, payable to holders of record of shares of Pharma Common Stock at or after the Effective Time on shares of Pharma Common Stock, or payable subsequent to the Effective Time to holders of record of shares of Pharma Common Stock at a time prior to the Effective Time shall be paid to the holders of Old Certificates; provided, however, that upon surrender and exchange of such Old Certificates there shall be paid (subject to the last sentence of Section 2.01(b)) to the record holders of the New Certificates issued in exchange therefor: (i) the amount, without interest thereon, of dividends and liquidating or other distributions, if any, which theretofore have become payable to holders of record of shares of PubCo Common Stock on or after the Effective Time with respect to the number of whole shares of PubCo Common Stock represented by such New Certificates; and (ii) the amount, without interest thereon, of dividends and liquidating or other distributions (in each case, other than distributions of PubCo Common Stock), if any, declared by PubCo payable to holders of record of shares of PubCo Common Stock at a time prior to the Effective Time but payable subsequent to the Effective Time. If outstanding Old Certificates are not surrendered and exchanged for New Certificates prior to two years after the Effective Time (or, in any particular case, prior to the date before the second anniversary of the Effective Time on which the whole shares of Pharma Common Stock, the dividends and liquidating or other distributions, if any, and cash in lieu of fractional shares described below would otherwise escheat to or become the property of any governmental unit or any agency thereof), the number of whole shares of Pharma Common Stock into and for which the shares of PubCo Common Stock theretofore represented by such Old Certificates shall have been converted, the dividends and liquidating or other distributions, if any, and cash in lieu of fractional shares would have been payable with respect to the shares of Pharma Common Stock theretofore represented by such Old Certificates, shall escheat to or become the property of any governmental unit or any agency thereof in accordance with applicable law.

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(c)             If any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered for exchange is issued, the Old Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of the New Certificate in any name other than that of the registered holder of the Old Certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d)             If, after the Effective Time, Old Certificates are presented to PubCo, they shall be exchanged pursuant to Section 2.01(b).

Section 2.02             Grant of PubCo Warrants. At the Effective Time, PubCo shall grant to each Person that will be specified by Pharma on the Closing Date warrants, each in the form attached hereto as Exhibit I (each, a “PubCo Warrant”), for the purchase of PubCo Common Stock at a per share price equal to the Effective Price Per Share and subject to the other terms and conditions set forth in the PubCo Warrant (collectively, “Merger Closing Warrants”) for an aggregate amount: (i) of shares of PubCo Common Stock with respect to the exchange of the Pharma Notes (as defined below), or such other amount as may be agreed by PubCo and Pharma, (ii) plus the number of shares of PubCo Common Stock that will be sold pursuant to the Purchase Agreement (as defined below), and (iii) such other amount of warrants to be granted to placement agents and others as specified by Pharma prior to the Closing Date. It is acknowledged and agreed that the Persons to whom the Merger Closing Warrants will be granted are the holders of the Pharma Notes (as defined below) and the Purchasers of PubCo Common Stock under the Purchase Agreement.

Section 2.03             Issuance of PubCo Common Stock In Exchange For Notes. At the Effective Time, PubCo shall issue the shares of PubCo Common Stock to each holder of the senior secured promissory notes issued by Pharma or assumed by Pharma previously specified by Pharma to PubCo (the “Pharma Notes”) in the aggregate principal amount, as of the date of this Agreement, equal to approximately $8.5 million plus the accrued and unpaid interest thereon to the Closing Date (as defined below) or such other amount as specified by Pharma on or prior to the Closing Date, in exchange for, and to discharge in full, all of the obligations of Pharma under the terms and conditions of each of the Pharma Notes. The number of PubCo Common Stock that will be issued in respect of the Pharma Notes shall be the aggregate amount owed thereunder divided by the Effective Price Per Share.

Section 2.04             Issuance of PubCo Common Stock Under the Purchase Agreement. At the Effective Time, PubCo shall execute a joinder and assume all obligations under that certain purchase agreement in the form previously provided to PubCo with such changes as may be mutually agreed upon by Holdings and PubCo (the “Purchase Agreement”), or any other agreement that is accepted by PubCo (which acceptance shall not be unreasonably withheld, delayed or conditioned), including without limitation, the obligation to issue the shares of PubCo Common Stock at a price per share equal to the Effective Price Per Share and grant to such purchasers the Merger Closing Warrants as described in Section 2.02.

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Section 2.05             Capital Stock of PubCo Sub. All shares of capital stock of PubCo Sub that are issued and outstanding at the Effective Time shall be cancelled for the par value thereof, payable by Holdings to PubCo.

III.             CONDITIONS PRECEDENT TO MERGER

Section 3.01             Conditions Precedent to Merger. The respective obligations of each party to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived, in whole or in part (and to the extent necessary, the parties have received the required consents from their respective shareholders to take such actions):

(a)             PubCo shall have amended its certificate of incorporation so that it is amended and restated in the form attached hereto as Exhibit II (the “Effective Time PubCo Charter”) and shall have consummated a stock dividend so that one share of PubCo Common Stock outstanding on the date of this Agreement will be equal to 4.4 shares (or such other amount specified by Pharma prior to Closing Date and accepted by PubCo) of PubCo Common Stock immediately after the Merger;

(b)             PubCo shall have amended its bylaws so that it is amended and restated in the form attached hereto as Exhibit III (the “Effective Time PubCo Bylaws”);

(c)             PubCo shall have adopted the Equity Based Stock Incentive Plan (the “PubCo Option Plan”) in the form attached hereto as Exhibit IV reserving the number of shares of Common Stock specified by Pharma prior to the Closing Date.

(d)             PubCo shall have purchased a directors and officers insurance policy that is reasonably acceptable to Holdings, which such policy shall be entered into on or immediately after the Effective Time;

(e)             All of the equity interests of Koffee Korner’s Inc. (Texas), a Texas corporation and wholly-owned subsidiary of PubCo, shall have been distributed or otherwise transferred and assigned to Nazneen D’Silva in a transaction reasonably acceptable to Holding that provides, inter alia, that there are no liabilities or obligations of any kind or nature (absolute, accrued, contingent or otherwise) other than those liabilities contemplated by the PubCo books and records or otherwise incurred in the ordinary course of business that, in any case, are not more than $10,000 in the aggregate.

(f)             The parties have received all consents necessary to effectuate the Merger, including any consents required by governmental authorities;

(g)             The fiscal year-end of PubCo shall have been changed to December 31; and

(h)             A draft of a Current Report on Form 8K that will be filed with the SEC (as defined below) on the Closing Date shall have been provided to Holdings and be acceptable to Holdings, in its sole and absolute discretion.

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IV.             CLOSING; FILING; EFFECTIVE TIME

Section 4.01             Closing. The closing of the Merger (the “Closing”) shall take place as promptly as practicable (but in no event later than the third Business Day) after the satisfaction or waiver of the conditions (excluding conditions that, by their nature, cannot be satisfied until after the Closing, but subject to the satisfaction or waiver of those conditions as of the Closing) set forth in Article III, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the date and time of the Closing being referred to in this Agreement as the “Closing Date”); provided, that the Closing Date shall not be prior to the date specified by Holdings. The Closing shall be held at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, NY 10016, unless another place is agreed to in writing by the parties hereto.

Section 4.02             Filing; Effective Time. As soon as practicable on the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger in the form required by the DGCL in the office of the Secretary of State of the State of Delaware, at which time the Merger shall become effective (the “Effective Time”).

Section 4.03             Effect Under the DGCL. When the Merger becomes effective, the separate existence of PubCo Sub shall cease to exist, PubCo Sub shall be merged into Pharma, and Pharma shall possess all the rights, privileges, powers, and franchises as well of a public as of a private nature, and shall be subject to all the restrictions, disabilities, and duties of PubCo Sub; and all and singular, the rights, privileges, powers, and franchises of PubCo Sub, and all property, real, personal, and mixed, and all debts due to PubCo Sub on whatever account, as well for stock subscriptions as all other things in action or belonging to PubCo Sub shall be vested in Pharma; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of Pharma; and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware or any other jurisdiction, in PubCo Sub, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of PubCo Sub shall be preserved unimpaired, and all debts, liabilities, and duties of PubCo Sub shall thenceforth attach to Pharma, and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it.

V.             COVENANTS

Section 5.01             PubCo and PubCo Sub Covenants. PubCo and PubCo Sub agree that, unless Holdings agrees in writing or otherwise stated in this Agreement:

(a)             Until the earlier of the Effective Time and the abandonment or termination of the Merger pursuant to Article VI or otherwise (the “Release Time”), no amendment will be made in the certificate of incorporation or by-laws of either PubCo or PubCo Sub other than as provided in in Section 3.01(a) and Section 3.01(b).

(b)             Until the Release Time, no share of capital stock of PubCo or PubCo Sub, option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by PubCo or PubCo Sub, other than as contemplated by, or in connection with, this Agreement or the Purchase Agreement.

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(c)             Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by PubCo or PubCo Sub in respect of the outstanding shares of PubCo or PubCo Sub Common Stock other than as provided in this Agreement. Until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by PubCo of shares of PubCo Common Stock.

(d)             Until the Release Time, PubCo or PubCo Sub shall not borrow money, guarantee the borrowing of money, engage in any transaction, or enter into any material agreement other than in connection with the transactions contemplated hereby or in connection herewith or, to the extent approved by Holdings, to obtain such amounts as is necessary to maintain PubCo’s ability to stay current in its publicly filed reports.

(e)             Until the Release Time, PubCo and PubCo Sub will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of Holdings or Pharma and lenders, investors, and prospective lenders and investors free and full access to the books and records of PubCo and PubCo Sub, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Holdings and Pharma with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of PubCo or PubCo Sub as Holdings from time to time may request.

(f)             Until the Release Time, PubCo and PubCo Sub will conduct its affairs so that at the Effective Time no covenant or agreement of PubCo and PubCo Sub under this Agreement will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of PubCo and PubCo Sub. Until the Release Time, PubCo and PubCo Sub will conduct its affairs in all respects only in the ordinary course, other than in connection with the matters referenced herein.

(g)             Until the Release Time, PubCo and PubCo Sub will promptly advise Holdings of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement, which (if existing and known at any time prior to or at the Effective Time) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Effective Time) would cause a condition to any party’s obligations under this Agreement not to be fully satisfied.

(h)             PubCo and PubCo Sub shall use its commercially reasonable efforts to insure that all confidential information which PubCo and PubCo Sub or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of PubCo and PubCo Sub shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the ordinary course of business and for the benefit of PubCo and PubCo Sub; provided, however, that the restrictions of this sentence shall not apply (A) after the Merger is abandoned or terminated pursuant to Article VI or otherwise, (B) as may otherwise be required by law, (C) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (D) to the extent the information shall have otherwise become publicly available.

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(i)             Before PubCo or PubCo Sub release any information concerning this Agreement, the Merger, or any of the other transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, PubCo and PubCo Sub shall cooperate with Holdings, shall furnish drafts of all documents or proposed oral statements to Holdings for comment, and shall not release any such information without the consent of Holdings, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent PubCo or PubCo Sub from releasing any information if required to do so by law.

(j)             PubCo and PubCo Sub shall timely prepare and file prior to the Effective Time any documentation, declaration or filing required by applicable law, rules, or regulations in connection with the Merger and the other transactions contemplated hereby or in connection herewith and all such documents shall be provided to Holdings for its review and comment.

(k)             PubCo and PubCo Sub shall not make any agreement or reach any understanding not approved by Holdings as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

(l)             PubCo shall make all appropriate reports required under the Exchange Act (including the Current Report on Form 8K in the form required by the Securities and Exchange Commission (the “SEC”), all such reports and filings being hereinafter called the “Exchange Act Reports”, in connection with the Merger, or for inclusion in filings by PubCo under state “blue-sky,” securities, or take-over laws, and include therein such information about PubCo and PubCo Sub or Pharma or PubCo and PubCo Sub’s security holders as may be required or as may be reasonably requested by Holdings, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time, and all such documents shall be provided to Holdings prior to the filing so that Holdings may review such documents and make comments thereto. PubCo and PubCo Sub represent and warrant that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

(m)             PubCo and PubCo Sub shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Effective Time.

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VI.             CONDITIONS; ABANDONMENT AND TERMINATION

Section 6.01             Right of Holdings. Holdings shall have the right to abandon or terminate the Merger at any time or any reason or no reason at the discretion of the Holdings, in its sole and absolute discretion, or if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

(a)             All actions, proceedings, instruments, and documents required by Holdings to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Holdings, and Pubco and PubCo Sub shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

(b)             At the Effective Time, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

(c)             There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Holdings, (i) makes this Agreement, the Merger, or any of the other transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of PubCo Sub and Pharma to consummate the Merger or any of the other transactions contemplated by this Agreement beyond January 31, 2014, (iii) imposes material limitations on the ability of Holdings effectively to exercise full rights of ownership of shares of PubCo, or (v) otherwise prohibits, restricts, or delays consummation of the Merger or any of the other transactions contemplated by this Agreement or impairs the contemplated benefits to Holdings of this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

(d)             The parties to this Agreement shall have made all required filings with governmental authorities and shall have obtained at or prior to the Effective Time all required written approvals to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over PubCo or PubCo Sub or the subject matter of this Agreement.

(e)             The parties to this Agreement shall have obtained at or prior to the Effective Time all consents required for the consummation of the Merger and the other transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

(f)             Each of the transactions described in Section 3.01shall have been consummated on or prior to the Closing Date to the satisfaction of Holdings.

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(g)             Holdings shall conduct a due diligence review of PubCo and PubCo Sub, and shall be reasonably satisfied with the result of such review.

Section 6.02             Effect of Abandonment. If the Merger is abandoned or terminated as provided for in Article VI, this Agreement shall forthwith become wholly void and of no further force or effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof.

VII.             MISCELLANEOUS

Section 7.01             Further Actions. At any time and from time to time, each party agrees to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

Section 7.02             Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by United States internationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. (For the purposes herein, “Trading Day” means a day on which the principal Trading Market is open for trading; “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB or the OTC Bulletin Board (or any successors to any of the foregoing).)

Section 7.03             Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Effective Time, in addition to any other right or remedy available to it, to an injunction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement, and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

Section 7.04             Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Effective Time for a period of one (1) full fiscal year thereafter.

Section 7.05             Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all existing agreements among them concerning such subject matter. This Agreement shall only be modified by the written agreement of all parties.

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Section 7.06             Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and be authorized by a resolution of the Board of Directors or by an officer of the waiving party.

Section 7.07             Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

Section 7.08             No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

Section 7.09             Severability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances, provided, however, that the economic and legal substance of the transactions contemplated by this Agreement are not affected in any way materially adverse to any party hereto.

Section 7.10             Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

Section 7.11             Governing Law.

(a)             All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be, except to the extent otherwise required by applicable law, commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any provision of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

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(b)             Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(c)             If one or more parties shall commence an action, suit or proceeding to enforce any provision of this Agreement, the prevailing party or parties in such action, suit or proceeding shall be reimbursed by the other party or parties to such action, suit or proceeding for the reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party or parties with the investigation, preparation and prosecution of such action, suit or proceeding.

Section 7.12             WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Section 7.13             Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 7.14             Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties hereto as of the date first above written.

KOFFEE KORNER, INC.

By:	/s/ Austin Kibler
Name: Austin Kibler Title: Chief Executive Officer

CARDAX ACQUISITION, INC.

By:	/s/ Austin Kibler
Name: Austin Kibler Title: Chief Executive Officer

CARDAX PHARMACEUTICALS, INC.

By:	/s/ David G. Watumull
Name: David G. Watumull Title: President and CEO

CARDAX PHARMA, INC.

By:	/s/ David G. Watumull
Name: David G. Watumull Title: President and CEO

Annex A

Defined Term	Section
Agreement	Preamble
Closing	4.01
Closing Date	4.01
DGCL	Introduction
Effective Price Per Share	2.01(b)
Effective Time	4.02
Effective Time PubCo Bylaws	3.01(a)(ii)
Effective Time PubCo Charter	3.01(a)(i)
Exchange Act Reports	5.01(l)
Exchange Agent	2.01(b)
Exchange Ratio	2.01(a)
Holdings	Preamble
Merger	Introduction
Merger Closing Warrants	2.02
Merger Shares	2.01(a)
New Certificates	2.01(b)
Old Certificates	2.01(b)
Pharma	Preamble
Pharma Common Stock	2.01(a)
Pharma Notes	2.03
Pharma Warrant	2.02
PubCo	Preamble
PubCo Common Stock	2.01(a)
PubCo Option Plan	3.01(a)(iii)
PubCo Sub	Preamble
Purchase Agreement	2.04
Release Time	5.01(a)
SEC	5.01(l)
Surviving Entity	1.01
Trading Day	7.02
Trading Market	7.02

EXHIBIT I-A

WARRANT NUMBER _______________

[PUBCO]

WARRANT TO PURCHASE SHARES OF CAPITAL STOCK

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS CERTIFIES THAT, for value received, (the “Holder”), commencing _____________ (the “Date of Issue”) is entitled to purchase, subject to the conditions set forth below, at any time during the Exercise Period (as defined in Section 1.2 below), up to __________ shares ("Shares") of fully paid and non-assessable restricted capital stock, of ("Warrant Stock"), of [____________________] a [___] Corporation (the "Company"), at the per share purchase price (the "Warrant Exercise Price") set forth in Section 1.1, subject to the further provisions of this Warrant.

This Warrant is issued pursuant to that certain Note and Warrant Purchase Agreement dated as of _______________ (the “Purchase Agreement”) by and among the Company and the original holder of this Warrant, and is subject to the provisions thereof.

1.	EXERCISE OF WARRANT

The terms and conditions upon which this Warrant may be exercised, and the Warrant Stock covered hereby may be purchased, are as follows:

1.1           Warrants. The Company hereby issues to the Holder warrants to purchase ___________________ new issued shares of Warrant Stock (the “Warrants”).

1.2           The Warrant Exercise Price. The exercise price for the Warrants shall be equal to $0.625 per share, if exercised before five years from the date hereof, subject to adjustment as provided in Section 4 below.

1.3           Method of Exercise. The Holder of this Warrant may, prior to five years from the Date of Issue, unless extended by the Company in its sole discretion (the "Exercise Period"), exercise in whole or in part the purchase rights evidenced by this Warrant. Such exercise shall be effected by:

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(a)          the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices;

(b)          the payment to the Company, by certified check or bank draft payable to its order, of an amount equal to the aggregate Warrant Exercise Price for the number of Shares for which the purchase rights hereunder are being exercised; and

(c)          the delivery to the Company, if necessary, to assure compliance with federal and state securities laws, of an instrument executed by the Holder certifying that the Shares are being acquired for the sole account of the Holder and not with a view to any resale or distribution.

1.4           Satisfaction with Requirements of Securities Act of 1933. Notwithstanding the provisions of Section 1.1 and Section 7, exercise of this Warrant is contingent upon the Company's satisfaction that the issuance of Warrant Stock upon the exercise is exempt from the requirements of the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws. The Holder of this Warrant agrees to execute any and all documents deemed necessary by the Company to effect the exercise of this Warrant.

1.5           Issuance of Shares. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the purchased Shares shall be issued as soon as practicable thereafter to the Holder. In the event of a partial exercise, the Holder will not have the right to purchase any additional Shares pursuant to this Warrant.

1.6           Cancellation. Notwithstanding anything in this Warrant to the contrary, this Warrant shall be cancelled, and shall not be exercisable if, on or before five years from the Date of Issue.

2.	TRANSFERS

This Warrant and all rights hereunder are not transferable by the Holder except upon the distribution, dissolution or liquidation of the Holder, in which case the rights of the Holder hereunder shall pass pursuant to the articles of organization of the limited liability corporation.

3.	FRACTIONAL SHARES

Notwithstanding that the number of Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of this Warrant or to distribute certificates that evidence fractional shares nor shall the Company be required to make any cash payments in lieu thereof upon exercise of this Warrant. Holder hereby waives any right to receive fractional Shares.

4.	ANTIDILUTION PROVISIONS

4.1           Stock Splits and Combinations. If the Company shall at any time subdivide or combine its outstanding shares of Warrant Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares of Warrant Stock that would have been issuable as a result of that change with respect to the shares of Warrant Stock which were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Warrant Stock, the Warrant Exercise Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Warrant Stock, the Warrant Exercise Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.

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4.2           Reclassification, Exchange And Substitution. If the Warrant Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Warrant Stock that the Holder would have become entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of shares of Warrant Stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

4.3           Reorganizations, Mergers, Consolidations Or Sale Of Assets. If at any time there shall be a capital reorganization of the Company's Warrant Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere above) or merger or consolidation of the Company with or into another entity, or the sale of the Company's properties and assets as, or substantially as, an entirety to any other person or entity, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Exercise Price then in effect, the number of shares of Warrant Stock or other securities or property of the Company, or of the successor entity resulting from such merger or consolidation, to which a holder of the Warrant Stock deliverable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Exercise Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the Holder of this Warrant at the address of the Holder shown on the Company's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated, and specify the Warrant Exercise Price then in effect after the adjustment and the increased or decreased number of Shares purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant.

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4.4           Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Warrant Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Warrant Stock as shall from time to time be sufficient to effect the exercise of this Warrant and if at any time the number of authorized but unissued shares of Warrant Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the Holder of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but un-issued shares of Warrant Stock to such number of shares as shall be sufficient for such purposes.

5.	RIGHTS PRIOR TO EXERCISE OF WARRANT

This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote, or to consent or to receive notice as a stockholder of the Company. If, however, at any time prior to the termination of this Warrant and prior to its exercise, any of the following events shall occur:

(a)          the Company shall declare any dividend payable in any securities upon its shares of Warrant Stock or make any distribution (other than a regular cash dividend) to the Holders of its shares of Warrant Stock; or

(b)          the Company shall offer to the holders of its shares of Warrant Stock any additional Warrant of Warrant Stock or securities convertible into or exchangeable for shares of Warrant Stock or any right to subscribe for or purchase any thereof; or

(c)          a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed and action by the Company with respect thereto has been approved by the Company's Board of Directors;

then in any one or more of said events the Company shall give notice in writing of such event to the Holder at the last address of the Holder as it shall appear on the Company's records at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up. Each person in whose name any certificate for shares of Warrant Stock is to be issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which this instrument was surrendered and payment of the Warrant Exercise Price was made, irrespective of the date of delivery of such stock certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

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6.	SUCCESSORS AND ASSIGNS

The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and permitted assigns.

7.	RESTRICTED SECURITIES

The Holder acknowledges that this Warrant is, and each of the shares of Warrant Stock issuable upon the due exercise hereof will be, a restricted security, that he understands the provisions of Rule 144 of the Securities and Exchange Commission, and that the certificate or certificates evidencing such shares of Warrant Stock will bear a legend substantially similar to the following:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. They may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement covering these securities under the said Act or laws, or an opinion of counsel satisfactory to the Company and its counsel that registration is not required thereunder."

8.	LOSS OR MUTILATION

Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Warrant and upon surrender and cancellation of such Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of shares of Warrant Stock.

The Holder also acknowledges that each of the Shares issuable upon the due exercise hereof will be subject to any transfer restrictions in the Company’s Articles of Incorporation, including a right of first refusal to the Company, and the certificate or certificates evidencing the Shares will bear a legend to this effect.

9.	TERMINATION DATE

This Warrant shall terminate upon the sooner of (a) five years from the Date of Issue; (b) the exercise of all or any portion of this Warrant pursuant to the terms of Section 1 hereof; or (c) cancellation pursuant to Section 1.5 hereof.

10.	GOVERNING LAW

This Warrant and any dispute, disagreement or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of New York without regard to conflicts of law.

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11.         HEADINGS. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

12.         NOTICES. All notices or other communications given or made hereunder shall be in writing and shall be mailed by certified or registered mail, delivered by professional courier or hand, or transmitted via email or facsimile, to such party’s address as set forth in the Purchase Agreement, or such other address as the Holder or the Company shall notify the other in writing as above provided. Any notice sent in accordance with this section shall be effective on the date three days after the date of mailing or, if delivered by hand or professional courier, or transmitted via email or facsimile with delivery receipt, on the date of delivery, provided, however, that notices to the Company will be effective upon receipt.

13.         SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms

14.         PURCHASE AGREEMENT. This Warrant incorporates by reference all the terms of the Purchase Agreement.

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In Witness Whereof, the parties have executed this Warrant as of the date first written above.

COMPANY

By:

Name:

Title:

HOLDER

By:

Name:

Title:

7

SUBSCRIPTION

____________________

Gentlemen:

The undersigned, ___________________________, hereby elects to purchase, pursuant to the provisions of the foregoing Warrant held by the undersigned, ________________ shares of the _______________ Stock ("Warrant Stock") of _______________________

Payment of the purchase price of __________ per Share required under such Warrant accompanies this subscription.

The undersigned hereby represents and warrants that the undersigned is acquiring such Warrant Stock for the account of the undersigned and not for resale or with a view to distribution of such Warrant Stock or any part hereof; that the undersigned is fully aware of the transfer restrictions affecting restricted securities under the pertinent securities laws and the undersigned understands that the shares purchased hereby are restricted securities and that the certificate or certificates evidencing the same will bear a legend to that effect.

DATED: _________, ____.

Signature:

Name:

Title:

Address:

8

EXHIBIT I-B

WARRANT NUMBER _______________

[PUBCO]

WARRANT TO PURCHASE SHARES OF CAPITAL STOCK

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS CERTIFIES THAT, for value received, ________________________________ (together with its successors and assigns, the “Holder”), commencing _____________ (the “Date of Issue”) is entitled to purchase, subject to the conditions set forth below, at any time and from time to time, in whole or in part, during the Exercise Period (as defined in Section 1.2 below), up to __________ fully paid and non-assessable shares (the “Shares”) of common stock, par value $___ per share (“Common Stock”), of [____________________] a [___] corporation (the “Company”), at the per share purchase price (the “Warrant Exercise Price”) set forth in Section 1.1, subject to the further provisions of this Warrant.

This Warrant is issued pursuant to that certain Subscription Agreement dated as of _______________ (the “Subscription Agreement”) by and among the Company and the “Subscribers” party thereto (which included the original holder of this Warrant), and is subject to the provisions thereof to the extent applicable hereto (provided, however, that in the event of any conflict between any of the terms of this Warrant and any of the terms of the Subscription Agreement, the terms of this Warrant shall prevail).

1.	EXERCISE OF WARRANT

The terms and conditions upon which this Warrant may be exercised, and the shares of Common Stock covered hereby which may be purchased hereunder, are as follows:

1.1           Warrants. The Company hereby issues to the Holder warrants to purchase ___________________ newly issued shares of Common Stock (the “Warrants”).

1.2           The Warrant Exercise Price. The exercise price for the Warrants shall be equal to $0.625 per share, subject to adjustment as provided in Section 4 below.

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1.3           Method of Exercise. The Holder of this Warrant may, during the period commencing on the Date of Issue and ending on the fifth (5th) anniversary of the Date of Issue, unless extended by the Company in its sole discretion (the “Exercise Period”), exercise in whole or in part the purchase rights evidenced by this Warrant. Such exercise shall be effected by:

(a)          the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices;

(b)          the payment to the Company, by certified check or bank draft payable to its order, of an amount equal to the aggregate Warrant Exercise Price for the number of Shares for which the purchase rights hereunder are being exercised; and

(c)          the delivery to the Company, if necessary, to assure compliance with federal and state securities laws, of an instrument executed by the Holder certifying that the Shares are being acquired for the sole account of the Holder and not with a view to any resale or distribution.

1.4           Satisfaction with Requirements of Securities Act of 1933. Notwithstanding the provisions of Section 1.3 and Section 7 hereof, exercise of this Warrant is contingent upon the Company’s satisfaction that the issuance of the Shares for which this Warrant is being exercised is exempt from the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and all applicable state securities laws. The Holder of this Warrant agrees to execute any and all documents deemed necessary by the Company to effect the exercise of this Warrant.

1.5           Issuance of Shares. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the purchased Shares shall be issued as soon as practicable thereafter to the Holder. In the event of a partial exercise, the Holder will not have the right to purchase any additional Shares pursuant to this Warrant.

1.6           Partial Exercise. If this Warrant shall have been exercised only in part, then the Company shall, at the time of delivery of the certificate or certificates for the Shares purchased upon such exercise, also deliver to the Holder a new Warrant evidencing the remaining outstanding unexercised balance of Shares purchasable hereunder.

1.7           Cancellation. Notwithstanding anything in this Warrant to the contrary, this Warrant shall be cancelled, and shall not be exercisable, if it is not exercised before the expiration of the Exercise Period.

2.	TRANSFER RESTRICTIONS

This Warrant and the Shares issuable upon exercise hereof are “restricted securities” as such term is defined by the rules and regulations promulgated under the Securities Act of 1933 (the “Securities Act”) and, as a result, such securities are subject to the transfer restrictions set forth in Section 4.1 of the Subscription Agreement and will bear a legend referring to such restrictions.

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3.	FRACTIONAL SHARES

Notwithstanding that the number of Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of this Warrant or to distribute certificates that evidence fractional shares, provided that in lieu of any fraction shares, the Company shall make a cash payment to the Holder in an amount equal to the fair market value (as determined by the Board of Directors of the Company in its reasonable good faith) of such fractional share.

4.	ANTIDILUTION PROVISIONS

4.1           Stock Splits and Combinations. If the Company shall at any time subdivide or combine its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares of Common Stock that would have been issuable as a result of that change with respect to the shares of Common Stock which were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Warrant Exercise Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Warrant Exercise Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.2           Reclassification, Exchange And Substitution. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock that the Holder would have been entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

4.3           Reorganizations, Mergers, Consolidations Or Sale Of Assets. If at any time there shall be a capital reorganization of the Company’s Common Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere above) or merger or consolidation of the Company with or into another entity, or the sale of the Company’s properties and assets as, or substantially as, an entirety to any other person or entity, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Exercise Price then in effect, the number of shares of Common Stock or other securities or property of the Company, or of the successor entity resulting from such merger or consolidation, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Exercise Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the Holder of this Warrant at the address of the Holder shown on the Company’s books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated, and specify the Warrant Exercise Price then in effect after the adjustment and the increased or decreased number of Shares or the other shares or property purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant.

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4.4           Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the Holder of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but un-issued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.	RIGHTS PRIOR TO EXERCISE OF WARRANT

This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote, or to consent or to receive notice as a stockholder of the Company. If, however, at any time prior to the termination of this Warrant and prior to its exercise, any of the following events shall occur:

(a)          the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend) to the Holders of its shares of Common Stock; or

(b)          the Company shall offer to the holders of its shares of Common Stock any additional Warrant of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

(c)          a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed and action by the Company with respect thereto has been approved by the Company’s Board of Directors;

4

then in any one or more of said events the Company shall give notice in writing of such event to the Holder at the last address of the Holder as it shall appear on the Company’s records at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up. Each person in whose name any certificate for shares of Common Stock is to be issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which this instrument was surrendered and payment of the Warrant Exercise Price was made, irrespective of the date of delivery of such stock certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the stock transfer books are open.

6.	SUCCESSORS AND ASSIGNS

The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and permitted assigns.

7.	LOSS OR MUTILATION

Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Warrant and upon surrender and cancellation of such Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of shares of Common Stock.

The Holder also acknowledges that each of the Shares issuable upon the due exercise hereof will be subject to any transfer restrictions in the Company’s Articles of Incorporation, including a right of first refusal to the Company, and the certificate or certificates evidencing the Shares will bear a legend to this effect.

8.	TERMINATION DATE

This Warrant shall terminate upon the sooner of (a) five years from the Date of Issue; (b) the exercise of all or any portion of this Warrant pursuant to the terms of Section 1 hereof; or (c) cancellation pursuant to Section 1.5 hereof.

9.	GOVERNING LAW

This Warrant and any dispute, disagreement or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of New York without regard to conflicts of law.

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11.         HEADINGS. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

12.         NOTICES. All notices or other communications given or made hereunder shall be in writing and shall be mailed by certified or registered mail, delivered by professional courier or hand, or transmitted via email or facsimile, to such party’s address as set forth in the Subscription Agreement, or such other address as the Holder or the Company shall notify the other in writing as above provided. Any notice sent in accordance with this section shall be effective on the date three days after the date of mailing or, if delivered by hand or professional courier, or transmitted via email or facsimile with delivery receipt, on the date of delivery, provided, however, that notices to the Company will be effective upon receipt.

13.         SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms

14.         SUBSCRIPTION AGREEMENT. This Warrant incorporates by reference all the terms of the Subscription Agreement.

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6

In Witness Whereof, the parties have executed this Warrant as of the date first written above.

COMPANY

By:

Name:

Title:

HOLDER

By:

Name:

Title:

7

NOTICE OF WARRANT EXERCISE

To: [Name of PubCo]

Gentlemen:

The undersigned, _____________________, hereby elects to purchase, pursuant to the provisions of the foregoing Warrant held by the undersigned, _______________ shares of the common stock (“Common Stock”) of _______________________

Payment of the purchase price of __________ per Share required under such Warrant accompanies this subscription.

The undersigned hereby represents and warrants that the undersigned is acquiring such Common Stock for the account of the undersigned and not for resale or with a view to distribution of such Common Stock or any part hereof; that the undersigned is fully aware of the transfer restrictions affecting restricted securities under the pertinent securities laws and the undersigned understands that the shares purchased hereby are restricted securities and that the certificate or certificates evidencing the same will bear a legend to that effect.

DATED: ____________ , ____.

Signature:

Name:

Title:

Address:

EXHIBIT II

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

KOFFEE KORNER, INC.

* * * * * * * *

KOFFEE KORNER, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.          The name of the corporation is Koffee Korner, Inc. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 30, 2012 (as amended, amended and restated, supplemented or otherwise modified, the “Original Certificate of Incorporation”).

2.          Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), this Amended and Restated Certificate of Incorporation restates and amends the provisions of the Original Certificate of Incorporation.

3.          This Amended and Restated Certificate of Incorporation was duly adopted by the unanimous written consent of the Board of Directors of the Corporation and approved by the stockholders of the Corporation in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

4.          This Amended and Restated Certificate of Incorporation shall become effective immediately upon filing with the Secretary of State of the State of Delaware (such time of effectiveness, the “Effective Time”).

5.          The text of the Original Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

Article I

Section 1.01         Name. The name of the corporation is Cardax, Inc. (the “Corporation”).

Article II

Section 2.01         Address. The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent. The name of the registered agent of the Corporation at such address is National Registered Agents, Inc.

Article III

Section 3.01         Purpose. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now in effect or hereafter amended (the “DGCL”).

Article IV

Section 4.01         Capitalization. The total number of shares of all classes of stock which the Corporation shall have authority to issue is [●], which shall consist of: (a) [●] shares of common stock, par value $0.001 per share (the “Common Stock”); and (b) [●] shares of preferred stock (the “Preferred Stock”).

Section 4.02         Common Stock. The Common Stock shall have the powers, preferences and rights, and the qualifications, limitations and restrictions, as hereinafter set forth in this Article IV.

(a)          Voting Rights. Except as otherwise expressly required by law or provided in this Amended and Restated Certificate of Incorporation, the shares of Common Stock shall entitle the holders thereof to the voting rights set forth below.

(i)          Each share of Common Stock shall entitle the holder thereof to one (1) vote in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation.

(ii)         Except as otherwise expressly required by law or provided in this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, all matters to be voted on by holders of Common Stock must be approved by a majority of the votes entitled to be cast by all shares of Common Stock.

(b)          Dividends. Subject to any other provisions set forth in this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, the holders of shares of Common Stock shall be entitled to receive ratably, in proportion to the number of shares held by them, such dividends and other distributions in cash, property or shares of stock of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. Dividends consisting of shares of Common Stock may be paid only to holders of shares of Common Stock and only proportionally with respect to each outstanding share of Common Stock.

(c)          Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, if any, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, determined as a single class.

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(d)          No Preemptive, Subscription or Conversion Rights. No holder of shares of Common Stock shall be entitled to any preemptive, subscription or conversion rights.

Section 4.03         Preferred Stock. The Board of Directors of the Corporation (the “Board of Directors”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the par value, designation, power, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Except as otherwise required by law, holders of shares of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

Section 4.04         Uncertificated Shares. Any or all classes and series of capital stock of the Corporation, or any part thereof, may be certificated or uncertificated, as provided under the DGCL. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of holders of uncertificated shares of the same class and series shall be identical.

Article V

Section 5.01         Management by Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities expressly conferred upon the Board of Directors by statute or this Amended and Restated Certificate of Incorporation or the bylaws of the Corporation, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised or done by the Corporation.

Article VI

Section 6.01         Bylaws. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with applicable law or this Amended and Restated Certificate of Incorporation.

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Article VII

Section 7.01         Indemnification.

(a)          The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)          The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity by the Corporation for such expenses which the Court of Chancery or such other court shall deem proper.

Section 7.02         Expenses. Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of a person so indemnified to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VII.

Section 7.03         Non-Exclusive Remedy; Insurance. The indemnification and other rights set forth in this Article VII shall not be exclusive of any provisions with respect thereto in the bylaws of the Corporation or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against liability under this Article VII and applicable law, including the DGCL.

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Section 7.04         Limited Liability of Directors. No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director:

(a)          for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(b)          for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c)          under Section 174 of the DGCL; or

(d)          for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended after the date hereof to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 7.05         Enforceability. Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to the reimbursement of expenses pursuant to this Article VII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

Article VIII

Section 8.01         Amendments. The Corporation reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner permitted by the laws of the State of Delaware and, subject to the terms of this Amended and Restated Certificate of Incorporation, all rights and powers conferred herein on stockholders, directors, officers and other persons, if any, are subject to this reserved power.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on the _____ day of _________, 2013.

By:
Name:
Title:

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EXHIBIT III

AMENDED AND RESTATED

BYLAWS

OF

CARDAX, INC.

ARTICLE 1.
OFFICES.

The registered office of CARDAX, INC. (the “Corporation”) shall be located in the State of Delaware and shall be at such address as shall be set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as amended (including by any certificate of designations) or amended and restated from time to time, the “Certificate of Incorporation”). The registered agent of the Corporation at such address shall be as set forth in the Certificate of Incorporation. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate or the business of the Corporation may require.

ARTICLE 2.
STOCKHOLDERS.

Section 2.1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business shall be held on such date and at such time and in such place, if any, either within or without the State of Delaware, as shall from time to time be designated by the Board of Directors. At the annual meeting, any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute, the Certificate of Incorporation or these Amended and Restated Bylaws.

Section 2.2. Special Meetings. Special meetings of the stockholders for any purpose may be called, and business to be considered at any such meeting may be proposed, at any time exclusively by the Board of Directors, by the Chairman of the Board of Directors or by the Chief Executive Officer. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 2.3. Notice of Meetings. Notice of the time and place of any stockholders’ meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at the stockholder’s address as it appears upon the records of the Corporation at least ten (10) days but not more than sixty (60) days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

Section 2.4. Notice of Stockholder Business at Annual Meeting.

(a)          At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of a majority of the members of the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 2.4, who shall be entitled to vote at such meeting, and who complies with the notice procedures set forth in paragraph (b) of this Section 2.4.

(b)          For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 2.4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the Corporation’s principal place of business and such business must be a proper subject for stockholder action under the General Corporation Law of the State of Delaware (the “DGCL”). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder, to be timely, must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the close of business on the tenth (10th) day following the earlier of (i) the date on which notice of the date of the meeting was mailed and (ii) the date on which public disclosure of the meeting date was made. A stockholder’s notice to the Secretary with respect to business to be brought at an annual meeting shall set forth (A) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting, (B) with respect to each such stockholder, that stockholder’s name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of capital stock of the Corporation beneficially owned by that stockholder, (C) any material interest of the stockholder in the proposed business, (D) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and (E) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(c)          Notwithstanding anything in these Amended and Restated Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.4. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures prescribed in these Amended and Restated Bylaws, and if the chairman should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section 2.4 shall relieve a stockholder who proposes to conduct business at an annual meeting from complying with all applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

(d)          Notwithstanding the foregoing terms of this Section 2.4, any stockholder wishing to nominate a person for election to the Board of Directors at any annual meeting of stockholders must comply with the terms set forth in Section 3.3 hereof.

Section 2.5. Quorum. Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these Amended and Restated Bylaws.

Section 2.6. Adjournment of Meetings. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may adjourn from time to time upon a determination to so adjourn the meeting by the chairman of the meeting or by a majority in voting power of the stockholders present or represented by proxy and entitled to vote, in each case without notice other than by announcement at the meeting until a quorum shall attend. Any meeting at which a quorum is present may also be adjourned in like manner and for such time or upon such call as may be determined by the chairman of the meeting or a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum shall be present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

Section 2.7. Voting List. The Secretary shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present.

Section 2.8. Voting. Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless said proxy provides for a longer period. Except as otherwise provided by the Certificate of Incorporation, each holder of common stock, par value $0.001 per share (the “Common Stock”) entitled to vote shall at every meeting of the stockholders be entitled to one (1) vote for each share of stock registered in his, her or its name on the record of stockholders. When a quorum is present, and except as otherwise expressly required by law, the Certificate of Incorporation or these Amended and Restated Bylaws, all matters shall be determined by the affirmative vote of a majority of the votes entitled to be cast by all shares of Common Stock, voting together as a single class.

Section 2.9. Record Date of Stockholders. The Board of Directors is authorized to fix in advance a date not exceeding sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purposes, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after such record date fixed as aforesaid.

Section 2.10. Action Without Meeting. Unless otherwise provided by law, any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by stockholders representing a majority of the shares entitled to vote at such a meeting, except however, if a different proportion of voting power is required by law, the Certificate of Incorporation or these Amended and Restated Bylaws, than that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the stocholders of the Corporation.

Section 2.11. Remote Meetings. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:

(a)          participate in a meeting of stockholders; and

(b)          be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

In the case of any annual meeting of stockholders or any special meeting of stockholders called upon order of the Board of Directors, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications as authorized by this Section 2.11.

Section 2.12. Conduct of Meetings. The Chairman of the Board of Directors, or if there be none, or in the Chairman’s absence, the Chief Executive Officer, or in the Chief Executive Officer’s absence, the President or any other person designated by the Board of Directors, shall preside at all annual or special meetings of stockholders. The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to: (a) adjourn or recess the meeting; (b) to silence or expel persons to ensure the orderly conduct of the meeting; (c) to declare motions or persons out of order; (d) to prescribe rules of conduct and an agenda for the meeting; (e) to impose reasonable time limits on questions and remarks by any stockholder; (f) to limit the number of questions a stockholder may ask; (g) to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting; (h) to limit the number of speakers or persons addressing the chairman of the meeting or the meeting; to determine when the polls will close; (i) to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners and the proxies of such record and beneficial holders; (j) and to limit the number of proxies a stockholder may name. The Secretary, or in the absence of the Secretary, an assistant Secretary shall act as the secretary of the meeting, but in the absence of the Secretary and any assistant Secretary, the chairman of the meeting may appoint any person to act as the secretary of the meeting.

Section 2.13. Requests for Stockholder List and Corporation Records. Stockholders shall have those rights afforded under the DGCL to inspect a list of stockholders and other related records and make copies or extracts therefrom. Such request shall be in writing in compliance with Section 220 of the DGCL. To the fullest extent permitted by applicable law, any stockholder making such request must agree that any information so inspected, copied or extracted by the stockholder shall be kept confidential, that any copies or extracts of such information shall be returned to the Corporation and that such information shall only be used for the purpose stated in the request. Information so requested shall be made available for inspecting, copying or extracting at the principal executive offices of the Corporation. Each stockholder desiring a photostatic or other duplicate copies of any such information requested shall make arrangements to provide such duplicating or other equipment necessary in the city where the Corporation’s principal executive offices are located. Alternative arrangements with respect to this Section 2.13 may be permitted in the discretion of the Chief Executive Officer of the Corporation or by a vote of the Board of Directors.

Section 2.14. Inspectors. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors, who may be employees of the Corporation, to act at such meeting or any adjournment thereof. If any of the inspectors so appointed fails to appear or act, the chairman of the meeting may appoint one or more alternate inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the results, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders.

ARTICLE 3.
DIRECTORS.

Section 3.1. Number and Qualifications. Subject to the terms of the Certificate of Incorporation, the Board of Directors shall consist of not less than one (1) director or such other number of directors as may be fixed from time to time by resolution of the Board of Directors. The directors need not be stockholders.

Section 3.2. Election of Directors. Except as otherwise provided by the Certificate of Incorporation or these Amended and Restated Bylaws, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting of stockholders and entitled to vote in the election of directors. Each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 3.3. Nomination of Director Candidates.

(a)          Nominations of persons for election to the Board of Directors at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or a committee thereof or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (b) of this Section 3.3, who shall be entitled to vote for the election of the director so nominated and who complies with the notice procedures set forth in paragraph (b) of this Section 3.3.

(b)          Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Corporation at the Corporation’s principal place of business. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation: (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the earlier of (A) the date on which notice of the date of the meeting was mailed and (B) the date on which public disclosure of the meeting date was made; and (ii) in the case of a special meeting at which directors are to be elected, not later than the close of business on the tenth (10th) day following the earlier of (x) the date on which notice of the date of the meeting was mailed and (y) the date on which public disclosure of the meeting date was made.

(c)          Such notice shall set forth (i) as to each nominee for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors or that otherwise would be required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to serving as a director if elected and, if applicable, to being named in the proxy statement as a nominee), and (ii) if the nomination is submitted by a stockholder of record, (A) the name and address, as they appear on the records of the Corporation, of such stockholder of record and the name and address of the beneficial owner, if different, on whose behalf the nomination is made, (B) the class and number of shares of the Corporation which are beneficially owned and owned of record by such stockholder of record and such beneficial owner, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish the Secretary of the Corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.

(d)          No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.3. The election of any director in violation of this Section 3.3 shall be void and of no force or effect. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures so prescribed by these Amended and Restated Bylaws, and if the chairman should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3.3, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.3.

Section 3.4. Removal and Resignation of Directors.

(a)          Notwithstanding anything herein to the contrary, any director or directors may be removed with or without cause, and their successors elected, at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote.

(b)          Any director may resign at any time. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

Section 3.5. Filling of Vacancies. Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors or a sole remaining director, though less than a quorum, or by a sole remaining director; provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal; and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before such increase. Any person elected to fill a vacancy shall hold office, subject to the terms of the Certificate of Incorporation, until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Section 3.6. Regular Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors.

Section 3.7. Special Meetings. Except as otherwise required by law, special meetings of the Board of Directors may be called by (a) the Chairman of the Board of Directors, if any, (b) the Chief Executive Officer, (c) any two (2) directors or (d) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authorities include the power to call such special meeting. Stockholders are not permitted to call a special meeting or to require the Board of Directors, any duly appointed committee thereof or the Chief Executive Officer to call a special meeting.

Section 3.8. Notice and Place of Meetings. Meetings of the Board of Directors may be held at the principal office of the Corporation or at such other place as shall be stated in the notice of such meeting. Notice of any special meeting, and, except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting shall be mailed to each director addressed to the director at his or her residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to the director at such place by facsimile, telegraph, cable or other means of electronic transmission, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors shall be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 3.9. Business Transacted at Meetings. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by statute.

Section 3.10. Quorum. A majority of the Board of Directors at any time in office shall constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members of the Board of Directors shall be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these Amended and Restated Bylaws. The members of the Board of Directors shall act only as the Board of Directors and the individual members thereof shall not have any powers as such.

Section 3.11. Compensation. The Board of Directors shall have the authority to fix the form and amount of compensation paid to directors, if any, including fees and reimbursement of expenses incurred in connection with attendance at regular or special meetings of the Board of Directors or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 3.12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 3.13. Meetings Through Use of Communications Equipment. Members of the Board of Directors, or any committee designated by the Board of Directors, shall, except as otherwise provided by law, the Certificate of Incorporation or these Amended and Restated Bylaws, have the power to participate in and act at a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 3.14. No Cumulative Voting. There shall be no cumulative voting in the election of directors.

ARTICLE 4.
COMMITTEES.

Section 4.1. Audit Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Audit Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Audit Committee shall comply, to the extent required, with the requirements of the national securities exchange or stock market on which the Company’s securities may be listed, if applicable, and federal securities and other laws, rules and regulations. The Audit Committee shall have the powers and perform the duties set forth in the audit committee charter adopted by the Board of Directors.

Section 4.2. Compensation Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate a Compensation Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Compensation Committee shall comply, to the extent required, with the requirements of the national securities exchange or stock market on which the Company’s securities may be listed, if applicable, and federal securities and other laws, rules and regulations. The Compensation Committee shall have the powers and perform the duties set forth in the compensation committee charter adopted by the Board of Directors.

Section 4.3. Nominating and Corporate Governance Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate a Nominating and Corporate Governance Committee comprised of such directors as may be determined from time to time by the Board of Directors; provided, however, that the composition of the Nominating and Corporate Governance Committee shall, to the extent required, comply with the requirements of the national securities exchange or stock market on which the Company’s securities may be listed, if applicable, and federal securities and other laws, rules and regulations. The Nominating and Corporate Governance Committee shall have the powers and perform the duties set forth in the nominating and corporate governance committee charter adopted by the Board of Directors.

Section 4.4. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board of Directors, which Committee shall, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors, other than such powers as are granted to the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, in the management of the business and affairs of the Corporation, subject only to such restrictions or limitations as the Board of Directors may from time to time specify, or as limited by §141(c)(2) of the DGCL.

Section 4.5. Other Committees. Other committees, whose members need not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

Section 4.6. Removal. Subject to the requirements of the national securities exchange or stock market on which the Company’s securities may be listed, if applicable, and federal securities and other laws, rules and regulations, each to the extent applicable, any member of any committee of the Board of Directors may be removed at any time, with or without cause, by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee), and any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors (or, in the case of a committee appointed by the Executive Committee, the Executive Committee). Any person ceasing to be a director shall ipso facto cease to be a member of any committee, including the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee.

Section 4.7. Resignation. Any member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or, if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective unless so specified therein.

Section 4.8. Quorum. Unless otherwise specified in the applicable committee charter, a majority of the members of a committee shall constitute a quorum. The act of a majority of the members of a committee shall be the act of such committee. The members of a committee shall act only as a committee, and the individual members thereof shall not have any powers as such.

Section 4.9. Record of Proceedings, etc. Each committee shall keep a record of its acts and proceedings, and shall report the same to the Board of Directors when and as required by the Board of Directors.

Section 4.10. Organization; Meetings; Notices. A committee may hold its meetings at the principal office of the Corporation, or at any other place which a majority of the committee may at any time agree upon. Each committee may make such rules as it may deem expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of such committee may be given by the Secretary of the Corporation or by the chairman of the committee and shall be sufficiently given if mailed to each member at his or her residence or usual place of business at least two (2) days before the day on which the meeting is to be held, or if sent to the member at such place by electronic transmission, telegraph, cable or facsimile, or delivered personally or by telephone not later than twenty-four (24) hours before the time at which the meeting is to be held.

Section 4.11. Compensation. The members of any committee shall be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE 5.
OFFICERS.

Section 5.1. Number. The officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer and such other officers as may be appointed from time to time by the Board of Directors. Such other officers shall be elected or appointed in such manner, have such duties and hold their offices for such terms as may be determined from time to time by the Board of Directors.

Section 5.2. Election, Term of Office and Qualifications. Each officer of the Corporation shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her earlier death, resignation or removal in the manner hereinafter provided. Except as otherwise provided by law, any number of offices may be held by the same person.

Section 5.3. Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed, but the election of any officer shall not of itself create any contractual rights.

Section 5.4. Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 5.5. Filling of Vacancies. A vacancy in any office shall be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 5.6. Compensation. The compensation of the officers shall be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 5.7. Chairman of the Board of Directors. The Chairman of the Board of Directors, if any, shall be a director and shall preside at all meetings of the stockholders and the Board of Directors, and shall have such power and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

Section 5.8. Chief Executive Officer. In the absence of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee at any time. The Chief Executive Officer shall be the chief executive officer of the Corporation, and, subject to the direction of the Board of Directors, shall be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of Chief Executive Officer.

Section 5.9. President. In the absence of the Chairman of the Board of Directors and the Chief Executive Officer, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. The President shall assist the Chief Executive Officer and, subject to the direction of the Board of Directors and the Chief Executive Officer, shall be responsible for the general direction of the business, affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

Section 5.10. Chief Financial Officer. Subject to the direction of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Financial Officer or that are assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 5.11. Vice-Presidents. The vice-president, or vice-presidents if there are more than one, will have and exercise all the powers and discharge the duties as may be assigned to them by the Board of Directors, the Chief Executive Officer or the President.

Section 5.12. Secretary. The Secretary will keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee in books maintained for that purpose. The Secretary will perform the duties and have all other powers that are incident to the office of Secretary or that are assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

Section 5.13. Treasurer. The Treasurer will have custody of all the funds and securities of the Corporation which may be delivered into his or her possession. The Treasurer may endorse on behalf of the Corporation for collection, checks, notes and other obligations, and will deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation. The Treasurer will enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors will render statements of the accounts. The Treasurer will perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

ARTICLE 6.
CAPITAL STOCK.

Section 6.1. Issue of Certificates of Stock. The shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. The certificates shall be numbered in the order of their issue and shall be signed by the Chairman of the Board of Directors, the Chief Executive Officer, President or one of the vice-presidents, and the Secretary or an assistant Secretary or the Treasurer or an assistant Treasurer; provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman of the Board of Directors, the Chief Executive Officer, President, vice-president, Secretary, assistant Secretary, Treasurer or assistant Treasurer may be by facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation.

Section 6.2. Registration and Transfer of Shares.

(a)          The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, her or it, the numbers of the certificates, if any, covering such shares and the dates of issue of such shares. The shares of stock of the Corporation held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation that are not held in certificated form shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on delivery of an assignment or power of transfer. A record shall be made of each transfer. The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

(b)          Notwithstanding anything to the contrary in these Amended and Restated Bylaws, at all times that the Corporation’s stock is listed on a stock exchange, the shares of the stock of the Corporation shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the Corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the Corporation’s stock shall be entered on the books of the Corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares of stock are issued, the number of shares of stock issued and the date of issue. The Board of Directors shall have the power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of shares of stock of the Corporation in both the certificated and uncertificated form.

Section 6.3. Lost, Destroyed and Mutilated Certificates. The holder of any stock of the Corporation held in certificated form shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates therefor. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises.

Section 6.4. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person except as required by law.

ARTICLE 7.
DIVIDENDS, SURPLUS, ETC.

The Board of Directors shall have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation shall be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE 8.
MISCELLANEOUS PROVISIONS.

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year or such other fiscal year as the Board of Directors from time to time by resolution shall determine.

Section 8.2. Corporate Seal. The Corporation shall have no seal.

Section 8.3. Notices. Except as otherwise expressly provided, any notice required to be given by these Amended and Restated Bylaws will be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled to the notice at his or her address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to that person at that address, or by electronic mail at his or her electronic mail address on record with the Corporation or by facsimile transmission to a number designated upon the books of the Corporation, if any; and the notice will be deemed to be given at the time it is mailed, telegraphed or cabled, sent by electronic mail or sent by facsimile.

Section 8.4. Waiver of Notice. Any stockholder or director may at any time waive, whether such waiver is mailed, telegraphed or cabled or sent by electronic mail or facsimile, any notice required to be given under these Amended and Restated Bylaws, and if any stockholder or director shall be present at any meeting his or her presence shall constitute a waiver of such notice, unless, at the beginning of the meeting, the stockholder (or his or her proxy) or director objects to holding the meeting or transacting business at the meeting or objects to considering a specific matter before it is voted upon.

Section 8.5. Use of Electronic Transmission. The Corporation is authorized to use “electronic transmissions” as defined in the DGCL to the full extent allowed by the DGCL, including, but not limited to, the purposes of notice, proxies, waivers, resignations and any other purpose for which electronic transmissions are permitted.

Section 8.6. Checks, Drafts, etc.. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall from time to time be designated by resolution of the Board of Directors.

Section 8.7. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the Board of Directors, the Chief Executive Officer or the President may authorize for that purpose.

Section 8.8. Voting Stock of Other Corporations. Except as otherwise ordered by the Board of Directors or the Executive Committee, the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary or the Treasurer shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation or other form of business entity of which the Corporation is a stockholder or otherwise holds an interest and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the Chief Executive Officer, the President, the Chief Financial Officer, the Secretary or the Treasurer or the holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock or other interest and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

Section 8.9. Indemnification of Officers and Directors. Without limiting the terms set forth in the Certificate of Incorporation, the Corporation shall indemnify any and all of its directors or officers, including former directors or officers, and any employee, who shall serve as an officer or director of any corporation or other form of business entity at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

ARTICLE 9.

AMENDMENTS.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the bylaws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with applicable law or this Amended and Restated Certificate of Incorporation.

Dated: ________, 2013

*      *     *     *     *

EXHIBIT IV

CARDAX, Inc.

Equity Compensation Plan

CARDAX, Inc.

Equity Compensation Plan

Table of Contents

1.	Purpose		1

2.	Definitions		1

	2.1	Accelerate	1
	2.2	Affiliate	1
	2.3	Award	1
	2.4	Award Agreement	1
	2.5	Beneficial Owner	1
	2.6	Board	1
	2.7	Cause	2
	2.8	Change in Control	2
	2.9	Common Stock	2
	2.10	Code	2
	2.11	Committee	2
	2.12	Company	2
	2.13	Covered Employee	2
	2.14	Effective Date	2
	2.15	Exchange Act	2
	2.16	Exercise Price	2
	2.17	Fair Market Value	3
	2.18	Grant Date	3
	2.19	ISO	3
	2.20	NQSO	3
	2.21	Option	3
	2.22	Optionee	3
	2.23	Participant	3
	2.24	Performance Goals	3
	2.25	Person	4
	2.26	Plan	4
	2.27	Restricted Stock	4
	2.28	Restriction Period	4
	2.29	Risk of Forfeiture	5
	2.30	Securities Act	5
	2.31	Stock Appreciation Right or SAR	5
	2.32	Stock-Based Award	5

3.	Term of the Plan		5

4.	Administration		6

i

5.	Authorization of Grants		6

	5.1	Eligibility	6
	5.2	General Terms of Awards	6
	5.3	Non-Transferability of Awards	6
	5.4	Conditions to Receipt of Awards	6
	5.5	Equity Subject to Plan	7
	5.6	Covered Employees	7
	5.7	Authorized Shares	7

6.	Specific Terms of Awards		7

	6.1	Options	7
	6.2	Restricted Stock	9
	6.3	Common Stock Grants	9
	6.4	Stock-Based Awards	10
	6.5	Awards to Participants Outside the United States	10

7.	Adjustment Provisions		10

	7.1	Adjustment for Company Actions	10
	7.2	Related Matters	11

8.	Change in Control Provisions		11

9.	Settlement of Awards		13

	9.1	Violation of Law	13
	9.2	Unfunded Status of Awards	13
	9.3	No Fractional Shares	14
	9.4	Investment Representations	14
	9.5	Registration	14
	9.6	Tax Withholding	14

10.	No Special Employment or Other Rights		14

11.	Nonexclusivity of the Plan		15

12.	Section 409A of the Code		15

13.	Termination and Amendment of the Plan and Awards		15

14.	Notices and Other Communications		16

15.	Governing Law		16

ii

CARDAX, INC.

Equity Compensation Plan

1.	Purpose

Koffee Korner, Inc. (to be known as Cardax, Inc., the “Company”) hereby adopts this Cardax, Inc. Equity Compensation Plan effective as of November __, 2013. This Plan is intended to encourage equity ownership of the Company by persons providing services to the Company and/or its subsidiaries, including directors, employees, advisers and consultants of the Company and/or its subsidiaries, and to provide additional incentives for them to promote the success of the business of the Company.

2.	Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1           Accelerate. When used with respect to an Award (other than Restricted Stock), means that as of the time of reference the Award will vest and, if applicable, will become exercisable with respect to some or all of the Common Stock, Units or cash equivalent for which such Award was not then otherwise exercisable by its terms, and, when used with respect to Restricted Stock, means that the Risk of Forfeiture otherwise applicable to the Common Stock shall expire with respect to some or all of the Common Stock then otherwise subject to the Risk of Forfeiture.

2.2           Affiliate. Means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, “control” means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

2.3           Award. Means any grant or sale pursuant to the Plan of Options, Restricted Stock, or other Stock-Based Awards.

2.4           Award Agreement. Means an agreement, instrument or other document between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.5           Beneficial Owner. Shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

2.6           Board. Means the Board of Directors of the Company.

2.7           Cause. Means, unless otherwise provided in an applicable Award Agreement, a termination of employment or service, based on a finding by the Committee, that the Participant engaged in conduct (a) which involves fraud, moral turpitude, willful misconduct, bad faith or commission of a crime that is classified as a felony under New York law and in the reasonable opinion of the Board is injurious to the Company or its Affiliates, or (b) that constitutes grounds for termination for cause under the Participant’s employment, consulting or service agreement with the Company or its Affiliates, to the extent applicable, or under any policies in effect applicable to the Participant and relating to his or her employment by, or association with, the Company or its Affiliates.

2.8           Change in Control. Shall have the meaning set forth in Section 8.2 hereof.

2.9           Common Stock. Means Common stock, par value $0.001 per share, of the Company.

2.10         Code. Means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder. To the extent that reference is made to any particular section of the Code, such reference shall be, where the context so admits, to any corresponding provisions of any succeeding law.

2.11         Committee. Means any committee of the Board that is delegated responsibility for the administration of the Plan, as provided in Section 4; provided, that such committee shall be comprised solely of directors of the Company who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Code Section 162(m) and (c) “independent directors” pursuant to New York Stock Exchange requirements.

2.12         Company. Means Koffee Korner, Inc. (to be known as Cardax, Inc.), a corporation organized under the laws of the State of Delaware.

2.13         Covered Employee. Shall have the meaning set forth in Section 162(m)(3) of the Code.

2.14         Effective Date. Means the date this Plan is adopted by the Board, on behalf of the Company.

2.15         Exchange Act. Means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

2.16         Exercise Price. Means the price per share of Common Stock at which a holder of an Award granted hereunder may purchase the Common Stock issuable upon exercise of such Award.

2

2.17         Fair Market Value. With respect to a share of Common Stock on any given date means: (i) if the Common Stock is listed for trading on the New York Stock Exchange, the closing sale price per share of Common Stock on the New York Stock Exchange on that date (or, if no closing sale price is reported, the last reported sale price), (ii) if the Common Stock is not listed for trading on the New York Stock Exchange, the closing sale price (or, if no closing sale price is reported, the last reported sale price) as reported on that date in composite transactions for the principal national securities exchange registered pursuant to Section 6(g) of the Exchange Act on which the Common Stock is listed, (iii) if the Common Stock is not so listed on a national securities exchange, the last quoted bid price for the Common Stock on that date in the over-the-counter market as reported by Pink Sheets LLC or a similar organization, or (iv) if the Common Stock is not so quoted by Pink Sheets LLC or a similar organization such value as the Committee, in its sole discretion, shall determine in good faith.

2.18         Grant Date. Means the date as of which an Option is granted, as determined under Section 6.1(a).

2.19         ISO. Means any Option to acquire Common Stock intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

2.20         NQSO. Means any Option that is designated as a nonqualified stock option.

2.21         Option. Means an option to purchase Common Stock, in the form of an ISO or a NQSO, or an option to purchase Units.

2.22         Optionee. Means a Participant to whom an Option shall have been granted under the Plan.

2.23         Participant. Means any holder of an outstanding Award under the Plan.

2.24         Performance Goals. Means performance goals based on one or more of the following criteria: (i) earnings including operating income, economic income, economic net income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of any of the foregoing.

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Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, or other pre-established target or designated comparison group, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall, as selected by the Committee, be determined in accordance with generally accepted accounting principles or non-GAAP financial measures, and shall be subject to certification by the Committee; provided that, to the extent an Award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Affiliate or the financial statements of the Company or any Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

2.25         Person. Means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, or other entity.

2.26         Plan. Means this Cardax, Inc. Equity Compensation Plan, as amended from time to time, and including any attachments or addenda hereto.

2.27         Restricted Stock. Means an Award of shares of Common Stock to a Participant under Section 6.2 that may be subject to certain restrictions and to a Risk of Forfeiture.

2.28         Restriction Period. Means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which such Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

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2.29         Risk of Forfeiture. Means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire the Restricted Stock at less than their then Fair Market Value or for no consideration, arising because of the occurrence or non-occurrence of specified events or conditions.

2.30         Securities Act. Means the Securities Act of 1933, as amended from time to time.

2.31         Stock Appreciation Right or SAR. Means the right pursuant to an Award granted under Section 6.4 below to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date of such SAR or portion thereof is surrendered, of the Common Stock or Unit covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or portion thereof.

2.32         Stock-Based Award. Means an Award granted to a Participant pursuant to Section 6.4 hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock including but not limited to performance units and Stock Appreciation Rights, and which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

The definition of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (ii) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to it as amended from time to time and shall include any successor law, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Plan in its entirety and not to any particular provision hereof and (iv) all references herein to Sections shall be construed to refer to Sections to this Plan.

3.           Term of the Plan

Unless the Plan shall have been earlier terminated by the Company, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Company and ending immediately prior to the tenth anniversary of such date. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan.

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4.           Administration

The Plan shall be administered by the Committee; provided, however, that the Committee may delegate to one or more “executive officers” (as defined under applicable rules promulgated under the Exchange Act) the authority to grant Awards hereunder to employees who are not executive officers, and to consultants and advisers, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the director, employee, adviser or consultant to receive the Award and the form of Award. In making such determinations, the Committee may take into account the nature of the services rendered by such directors, employees, advisers and consultants, their present and potential contributions to the success of the Company, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

5.           Authorization of Grants

5.1           Eligibility. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any service provider to the Company or any of its Affiliates, including directors, officers, employees, advisers and consultants of the Company and/or its Affiliates.

5.2           General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in Section 6 or in the Award Agreement), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe.

5.3           Non-Transferability of Awards. Awards shall not be transferable, and no Awards or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all of a Participant’s rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative.

5.4           Conditions to Receipt of Awards. Unless otherwise waived by the Committee, no prospective Participant shall have any rights with respect to an Award unless and until such Participant has executed an Award Agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

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5.5           Equity Subject to Plan. The maximum number of shares of Common Stock reserved for the grant or settlement of Awards under the Plan shall be a number equal to _____ and shall be subject to adjustment as provided herein. If any shares of Common Stock subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Common Stock to the Participant, the Common Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, Common Stock that is exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Common Stock exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan.

5.6           Covered Employees. From and after the date that the grant of an Award to a Covered Employee is subject to Section 162(m) of the Code, the aggregate Awards granted during any fiscal year to any single individual who is likely to be a Covered Employee shall not exceed [_____] shares of Common Stock Equity Units. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

5.7           Authorized Shares. Shares of Common Stock issued under the Plan may, in whole or in part, be authorized but unissued shares of Common Stock or shares that have been or may be reacquired by the Company in the open market, in private transactions or otherwise.

6.          Specific Terms of Awards

6.1           Options.

(a)          Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement.

(b)          Exercise Price. The price at which a share of Common Stock may be acquired under each Option shall be no less than 100% of the Fair Market Value of such Common Stock on the Grant Date.

(c)          Option Period. The exercise period with respect to each Option shall be determined in the sole discretion of the Committee and specified in each Award Agreement; provided, however, that no Option may be exercised on or after the tenth anniversary of the Grant Date.

(d)          Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine and as set forth in each Award Agreement. In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time.

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(e)          ISOs. No ISO shall be granted to any employee of the Company, if such employee owns, or is deemed to own, immediately prior to the grant of the ISO, stock representing more than 10% of the total combined voting power of the Company or its Affiliates, or more than 10% of the value of all classes of stock of the Company or its Affiliates, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

(f)          Termination of Association with the Company — Generally. Unless the Committee shall provide otherwise for any Award with respect to any Option as set forth in the Award Agreement for such Option, if the Optionee’s employment or other association with the Company ends for any reason, any outstanding Option of the Optionee shall cease to be exercisable in any respect and shall terminate not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event (and to the extent not then exercisable, shall terminate as of the date of such event). Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.

(g)          Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 14 or as otherwise set forth in an Award Agreement, specifying the number of shares of Common Stock or Units with respect to which the Option is then being exercised. Where the exercise of an Option is to be accompanied by payment, the Committee may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Committee; or (b) if so permitted by the Committee, (i) through the delivery of Common Stock that has a Fair Market Value equal to the exercise price, except where payment by delivery of Common Stock would adversely affect the Company’s results of operations under U.S. generally accepted accounting principles or where payment by delivery of Common Stock outstanding for less than six months would require application of securities laws relating to profit realized on such Common Stock, (ii) by other means acceptable to the Committee, or (iii) by means of withholding of Common Stock with an aggregate Fair Market Value equal to (A) the aggregate exercise price and (B) unless the Company is precluded or restricted from doing so under debt covenants, minimum statutory withholding taxes with respect to such exercise, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of Common Stock in payment of the exercise price under clause (g)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Committee may prescribe.

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(h)          Rights Pending Exercise. No Participant holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any shares of Common Stock, except to the extent that the Option shall have been exercised with respect thereto.

6.2         Restricted Stock.

(a)          Purchase Price. Common Stock or Restricted Stock may be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)          Restrictions and Restriction Period. During the Restriction Period applicable to Restricted Stock, such Restricted Stock shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate. Certificates for shares issued pursuant to Restricted Stock Awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. Such certificates may, if so determined by the Committee, be held in escrow by an escrow agent (which may be the Company) appointed by the Committee, to be held for the benefit of the Participant for such period in the discretion of the Committee until the applicable Restriction Period lapses.

(c)          Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a holder of Common Stock, including, but not limited to, the right to vote and the right to receive any dividends or distributions with respect to the Restricted Stock.

(d)          Termination of Association with the Company. Unless the Committee shall provide otherwise in the applicable Award Agreement for any Award of Restricted Stock, upon termination of a Participant’s employment or other association with the Company and its Affiliates for any reason during the Restriction Period, all Restricted Stock still subject to Risk of Forfeiture shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association if it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

6.3         Common Stock Grants. Common Stock Grants may be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Common Stock Grants shall be made without forfeiture conditions of any kind.

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6.4         Stock-Based Awards. The Committee, in its sole discretion, may grant Awards of phantom shares of Common Stock, SARs and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of a share of Common Stock. Such Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive shares of Common Stock (or the equivalent cash value of such Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of Performance Goals. Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine: (a) the number of shares of Common Stock to be awarded under (or otherwise related to) such Stock-Based Awards; (b) whether such Stock-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and Common Stock; and (c) all other terms and conditions of such Stock-Based Awards (including, without limitation, the vesting provisions thereof).

6.5         Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award, none of which shall require prior approval of the stockholders of the Company except for stockholder approval as may be necessary for the Plan or Award to comply with applicable law.

7.           Adjustment Provisions

7.1         Adjustment for Company Actions. If subsequent to the adoption of the Plan by the Company the outstanding Common Stock are increased, decreased, or exchanged for a different number or kind of stock, units or other securities, or if additional shares, units or new or different shares, units or other securities are distributed with respect to Common stock or Units through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, dividend, stock or unit split, reverse stock or unit split, or other similar distribution with respect to such Common Stock, the Committee shall make an adjustment, to the extent appropriate and proportionate, in (i) the numbers and kinds of Common Stock or other securities subject to the then outstanding Awards, and (ii) the exercise price for each Common Stock or other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable).

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7.2         Related Matters. Any adjustment in Awards made pursuant to this Section 7 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Exercise Prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices for Restricted Stock and Stock-Based Awards, which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and Company action other than as expressly contemplated in this Section 7. No fraction of a shares of Common Stock shall be issued or purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares of Common Stock covered by an Award shall cause such number to include a fraction, such number of shares of Common Stock shall be adjusted to the nearest smaller whole number of shares of Common Stock.

8.          Change in Control Provisions

8.1           Unless otherwise determined by the Committee or evidenced in an applicable Award Agreement or employment or other agreement, in the event of a Change in Control, the Committee shall have the discretion, exercisable either in advance of such Change in Control or at the time thereof, to provide for one or more of the following:

(a)          the continuation of outstanding Awards after the Change in Control without change;

(b)          the cash-out of outstanding Options as of the time of the transaction as part of the transaction for an amount equal to the difference between the price that would have been paid for the shares of Common Stock subject to such outstanding Options if such Options were exercised upon the closing of such transaction and the exercise price of such outstanding Options; provided that if the exercise price of the Options exceeds the price that would have been paid for the shares of Common Stock or Units subject to the outstanding Options if such Options were exercised upon the closing of the transaction, then such Options may be cancelled without making a payment to the Optionees;

(c)          a requirement that the buyer in the transaction assume outstanding Awards;

(d)          a requirement that the buyer in the transaction substitute outstanding Options with comparable options to purchase the equity interests of the buyer or its parent and/or substitute outstanding Restricted Stock, Restricted Units, LTIP Units, Stock-Based Awards, and/or Unit-Based Awards with comparable restricted stock or units of the buyer or its parent; and

(e)          the Acceleration of outstanding Options, Restricted Stock, and Stock-Based Awards.

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Notwithstanding any other provision of the Plan, in the event of a Change in Control in which the consideration paid to the holders of shares of Common Stock is solely cash, the Committee may, in its discretion, provide that each Award shall, upon the occurrence of a Change in Control, be canceled in exchange for a payment, in cash or Common Stock, in an amount equal to (i) the excess of the consideration paid per share of Common Stock and Units in the Change in Control over the exercise or purchase price (if any) per share of Common Stock or Unit subject to the Award multiplied by (ii) the number of shares of Common Stock granted under the Award.

8.2          A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(a)          any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (c) below;

(b)          during any period of twelve (12) month period, individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a majority vote of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority of the Board;

(c)          there is consummated a merger or consolidation of the Company with any other corporation or other entity, other than (I) a merger or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

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(d)          the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the assets of the Company (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (i) at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (ii) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

8.3         Notwithstanding Section 8.2 to the contrary, a “Change in Control” shall not be deemed to have occurred: (i) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the capital stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions; or (ii) by virtue of any merger, consolidation or transaction with any similar effect of Cardax Pharmaceuticals, Inc. and the Company where the Company is the surviving entity; or (iii) by virtue of any distribution of shares of Common Stock by Cardax Pharmaceuticals, Inc. to its shareholders or holders of any other security issued by Cardax Pharmaceuticals, Inc., including any distribution made in connection with any liquidation of Cardax Pharmaceuticals, Inc.

9.           Settlement of Awards

9.1           Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Committee, the issuance of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of such Common Stock until approval shall have been obtained from such governmental agencies as may be required under any applicable law, rule, or regulation, and the Company shall take all reasonable efforts to obtain such approval.

9.2           Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

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9.3           No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

9.4           Investment Representations. The Company shall not be under any obligation to issue Common Stock covered by any Award unless the intended recipient has made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such Common Stock will be exempt from the registration requirements of the Securities Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the Common Stock for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Common Stock.

9.5           Registration. In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

9.6           Tax Withholding. Whenever Common Stock is issued or to be issued pursuant to Awards granted under the Plan, the Company shall (i) have the right to require the recipient to remit to the Company in cash an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) coincident with the recipient’s exercise of such Option or receipt of Common Stock; or (ii) to the extent permitted by applicable law, withhold a number of Common Stock having an aggregate Fair Market Value equal to an amount sufficient to satisfy any federal, state, local or other withholding requirements. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

10.         No Special Employment or Other Rights

Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates, subject to the terms of any separate employment or consulting agreement, any provision of law, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company or any Affiliate.

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11.         Nonexclusivity of the Plan

The adoption of the Plan by the Company shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of options and restricted units other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

12.         Section 409A of the Code

This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).

13.         Termination and Amendment of the Plan and Awards

The Company may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Company otherwise expressly provide, or may deem necessary or appropriate to comply with applicable law, including without limitation the provisions of Section 409A of the Code, no termination or amendment of the Plan may adversely affect the rights of the recipient of an Award previously granted hereunder in any material respects without the consent of the recipient of such Award.

The Plan shall take effect on the Effective Date but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company, which approval must occur within twelve (12) months of the date that the Plan is adopted by the Board. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Participant (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, or that without the approval of the stockholders of the Company would, except as provided in Section 7, increase the total number of Awards reserved for the purpose of the Plan. In addition, approval by the stockholders of the Company shall be required with respect to any amendment that materially increases benefits provided under the Plan or materially alters the eligibility provisions of the Plan or with respect to which stockholder approval is required under the rules of any stock exchange on which the Common Stock is then listed. Unless sooner terminated by the Board, the Plan shall terminate on the tenth anniversary of the Effective Date. The Board reserves the right to terminate the Plan at any time. No Awards shall be granted under the Plan after such termination date. The Plan shall remain in effect with respect to Awards made under the Plan prior to the termination of the Plan until such Awards have been satisfied or terminated in accordance with the terms of the Plan and the applicable Award Agreements.

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The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan, and further provided that, other than as the Committee may deem necessary or appropriate to comply with applicable law, including without limitation the provisions of Section 409A of the Code, no amendment or modification of an outstanding Award may adversely affect the rights of the recipient of such Award without his or her consent. An amendment or modification to an Award that is necessary or appropriate to comply with applicable law or that does not adversely affect the rights of the recipient of such Award may be made without the consent of such recipient.

14.         Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or by electronic delivery or facsimile with a confirmation copy by regular, certified or overnight mail, addressed or sent electronically or by facsimile, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company, and (ii) if to the Company, at its principal place of business or to such other address or facsimile number, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (x) in the case of personal delivery, on the date of such delivery, (y) in the case of mailing, when received by the addressee, and (z) in the case of electronically delivery or facsimile transmission, when confirmed by an electronic receipt or facsimile machine report.

15.         Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof.

Adopted by resolution of the Board of Directors of the Company as of November ___, 2013.

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